Exhibit 99.1

FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE TO PRESENT AT BARCLAYS CAPITAL AUTOMOTIVE CONFERENCE

HOUSTON, Nov. 11, 2011 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that senior management is scheduled to present at the Barclays Capital Global Automotive Conference in New York City on Nov. 15, at 11:40 a.m. ET. The presentation will provide an overview of Group 1’s financial results and operating strategy.

A live audio webcast, with a replay available through Dec. 15, will be available on the Investor Relations section of Group 1’s website at http://www.group1corp.com/news/events.aspx or .

About Group 1 Automotive, Inc.
Group 1 owns and operates 108 automotive dealerships, 140 franchises, and 27 collision centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com